UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT No. 333-119622

UNDER

THE SECURITIES ACT OF 1933

BANCFIRST CORPORATION

(Exact name of Registrant as specified in its charter)

OKLAHOMA	73-1221379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 North Broadway Oklahoma City, Oklahoma 73102
(Address of principal executive offices, including zip code)

BancFirst Corporation Stock Option Plan

(Full title of the plan)

David E. Rainbolt

President and Chief Executive Officer

BancFirst Corporation

101 North Broadway, Suite 1000

Oklahoma City, Oklahoma 73102

(405) 270-1086

(Name, address, including zip code, and telephone number, including area code, of agents for service)

COPIES TO:

Jeanette C. Timmons, Esq.

Conner & Winters, LLP

1700 One Leadership Square, 211 North Robinson

Oklahoma City, Oklahoma 73102

(405) 272-5745

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

BancFirst Corporation (the “Registrant”) filed a Registration Statement on Form S-8 on October 8, 2004 (Registration No. 333-119622) (the “2004 S-8”) to register an aggregate 675,001 shares (1,350,002 shares, as adjusted for a two-for-one stock split effected in February 2006) of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), for issuance pursuant to the BancFirst Corporation Stock Option Plan (the “Stock Option Plan”).

This Post-Effective Amendment No. 1 to the 2004 S-8 is being filed to deregister the 761,991 unsold shares of Registrant’s Common Stock registered under the 2004 S-8 and issuable pursuant to the Stock Option Plan. The 761,991 shares of Registrant’s Common Stock being deregistered pursuant to this Post-Effective Amendment No. 1 will be included in a new Registration Statement on Form S-8 that is being filed contemporaneously with this filing, which will register an aggregate 1,287,041 shares of Common Stock issuable under the Stock Option Plan (including the 761,991 shares being deregistered hereunder).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BancFirst Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma, on July 21, 2011.

BANCFIRST CORPORATION

By:	/s/ David E. Rainbolt
David E. Rainbolt President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

The officers and directors of BancFirst Corporation whose signature appears below, hereby constitute and appoint David E. Rainbolt, Joe T. Shockley, Jr. and Randy P. Foraker, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute, on behalf of the undersigned, any amendment(s) to this registration statement, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 21, 2011.

/s/ H. E. Rainbolt	/s/ David E. Rainbolt
H. E. Rainbolt Chairman of the Board (Principal Executive Officer)	David E. Rainbolt President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis L. Brand	/s/ C. L. Craig, Jr.
Dennis L. Brand Chief Executive Officer, BancFirst and Director (Principal Executive Officer)	C.L. Craig, Jr. Director

/s/ William H. Crawford	/s/ James R. Daniel
William H. Crawford Director	James R. Daniel Vice Chairman of the Board (Principal Executive Officer)

/s/ F. Ford Drummond	/s/ K. Gordon Greer
F. Ford Drummond Director	K. Gordon Greer Vice Chairman of the Board (Principal Executive Officer)

/s/ Dr. Donald B. Halverstadt	/s/ William O. Johnstone
Dr. Donald B. Halverstadt Director	William O. Johnstone Vice Chairman of the Board (Principal Executive Officer)

/s/ J. Ralph McCalmont
J. Ralph McCalmont Director	Tom H. McCasland, Jr. Director

/s/ Ronald J. Norick
Ronald J. Norick Director	Paul B. Odom, Jr. Director

/s/ David E. Ragland	/s/ Cynthia S. Ross
David E. Ragland Director	Cynthia S. Ross Director

/s/ Michael K. Wallace
G. Rainey Williams, Jr. Director	Michael K. Wallace Director

/s/ Randy P. Foraker	/s/ Joe T. Shockley, Jr.
Randy P. Foraker Executive Vice President and Chief Risk Officer (Principal Accounting Officer)	Joe T. Shockley, Jr. Executive Vice President and Chief Financial Officer (Principal Financial Officer)